                                                Filed pursuant to Rule 424(b)(5)
                                                Registration Nos. 333-54504,
                                                333-54504-01 and 333-54504-02

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 9, 2001)


                                 45,000 SHARES

                                PPL CORPORATION

                                 COMMON STOCK

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Pursuant to a Sales Agency Agreement dated December 21, 2000 between PPL Corporation (the "Company") and UBS Warburg LLC ("UBS"), which has been filed as an exhibit to a report on Form 8-K filed with the SEC on December 21, 2000, and which is incorporated by reference herein, the Company has sold, through UBS, as agent of the Company, 45,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the New York Stock Exchange (the "NYSE").


45,000 shares of Common Stock were sold from February 13, 2002 through February 15, 2002.

Gross Proceeds to Company............................................   $  1,518,694.50

Commission to Agent..................................................         30,373.89

Net Proceeds to Company..............................................   $  1,488,297.83

On February 15, 2002 the last reported sales price
of the Common Stock on the NYSE was..................................   $         33.28

Note:  SEC Fees were not used in arriving at any of the above figures.

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         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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             THIS PROSPECTUS SUPPLEMENT IS DATED FEBRUARY 19, 2002.